UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024

__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)On December 17, 2024, the Board of Directors (the “Board”) of Sensata Technologies Holding plc (the “Company”) announced the appointment of Stephan von Schuckmann as Chief Executive Officer (“CEO”) of the Company, effective upon his commencement of employment, which is to begin on January 1, 2025 (the “Employment Date”). The Board also approved the appointment of Mr. von Schuckmann to the Company’s Board effective as of the Employment Date to serve until the Company’s 2025 Annual Meeting of Shareholders (“2025 Meeting”) as a non-independent director. Martha Sullivan will remain as the Company’s interim President and CEO until immediately prior to the Employment Date and will thereafter continue to serve her term as a non-independent director of the Company. Ms. Sullivan has agreed to assume a Special Advisor role to Mr. von Schuckmann for a period of up to six months following the Employment Date, to ensure a seamless transition of her duties. She will receive a $20,000 monthly stipend for these services. She will also receive the standard annual cash retainer payable to non-executive directors, prorated from the Employment Date to the 2025 Meeting.
Mr. von Schuckmann, age 50, has decades of financial, operational, and strategic leadership experience in the automotive and technology sectors. Most recently, he served as a Member of the Management Board of ZF Friedrichshafen AG (“ZF”) and oversaw ZF’s Electric Mobility, Procurement, and Asia Pacific Region divisions from January 2021 until July 2024. He held various leadership roles at ZF within its car division, including Executive Vice President and CEO, Powertrain Technology & Electric Mobility from October 2018 to January 2021, Senior Vice President and Chief Financial Officer, Powertrain Technology from October 2015 to September 2018, and Vice President, Restructuring & Performance Improvement Program, Powertrain Technology from March 2015 to September 2015. Prior to joining ZF, he served in various leadership capacities at Robert Bosch Automotive Steering, including Vice President, Business Unit Aftermarket, Small Series & Military from January 2012 to February 2015 and Managing Director & Plant Manager from January 2005 to December 2011. Mr. von Schuckmann studied Engineering and Economics in Germany at the University of Paderborn and Ruprecht-Karls-University Heidelberg, respectively, and holds a Master of Commerce in Accounting & Finance from Macquarie University, Sydney, Australia.
Mr. von Schuckmann currently resides in Germany. In connection with his appointment as CEO, the Company entered into three agreements (collectively the “Agreements”) with Mr. von Schuckmann: (1) A German employment agreement with a German subsidiary of the Company (the “German Employment Agreement”), (2) a U.S. employment agreement with a U.S. subsidiary of the Company (the “U.S. Employment Agreement”) and (3) an incentive compensation agreement with the Company (the “U.K. Letter Agreement”). The German Employment Agreement will govern the terms of Mr. von Schuckmann’s employment and the U.K. Letter Agreement will govern the terms of Mr. von Schuckmann’s incentive compensation starting on the Employment Date until Mr. von Schuckmann relocates and commences employment in the United States, whereupon, the U.S. Employment Agreement will become effective and will replace the German Employment Agreement.
During Mr. von Schuckmann’s employment, he will receive an initial base salary of $1,117,000 per year and an annual cash incentive opportunity with a target of 125% of base salary and a maximum of 200% of base salary. Mr. von Schuckmann will also be eligible to participate in the benefit programs available to Sensata’s other senior executive employees.
Mr. von Schuckmann will receive an equity grant with a grant date fair value equal to $1,000,000 to make him whole for certain ZF compensation opportunities previously granted to him, and will consist of 45% time-based restricted stock units and 55% performance-based restricted stock units (“Replacement Awards”). The vesting of these awards will accelerate in the event that Mr. von Schuckmann’s employment is terminated by Sensata without cause or he resigns for good reason. Pursuant to the U.K. Letter Agreement, Mr. von Schuckmann will also receive a one-time lump sum cash payment of €1,267,000, to be paid promptly following the Employment Date, to compensate for the forfeiture of certain ZF cash incentive opportunities previously granted to him (“Replacement Cash Payment”). If the German Employment Agreement is terminated by Sensata without cause prior to the Employment Date, Mr. von Schuckmann will be entitled to the cash value of the Replacement Awards and the Replacement Cash Payment.
Mr. von Schuckmann will receive a signing equity award in lieu of an annual equity award for fiscal year 2025 with a grant date fair value equal to $6,500,000, consisting of 45% time-based restricted stock units and 55% performance-based restricted stock units. Commencing in the Company’s fiscal year 2026, Mr. von Schuckmann will be eligible to receive an annual equity award pursuant to the terms of the Company’s shareholder approved equity plans, as determined by the Compensation Committee of the Board. Mr. von Schuckmann will also receive a one-time lump sum cash signing bonus of $150,000, to be paid within 45 days following the Employment Date.
Pursuant to the Agreements, if Mr. von Schuckmann’s employment is terminated by Sensata on or following the Employment Date without cause or by Mr. von Schuckmann for good reason, Mr. von Schuckmann will be entitled to a severance payment equal to two years of his then-current base salary and the sum of the actual annual bonuses paid to him in the prior two years, plus continued participation in Sensata’s health and dental benefit plans for two years following the date of termination.
Mr. von Schuckmann does not have (i) any arrangements or understandings with any other person pursuant to which he was selected to serve as an officer; (ii) any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; or (iii) any direct or indirect material interest in any transaction or series of transactions contemplated by Item 404(a) of Regulation S-K.

(2)On December 17, 2024, the Board of the Company approved cash bonus payments of $500,000 to each of Brian Roberts, the Company’s Chief Financial Officer, and Lynne Caljouw, the Company’s Chief Administrative Officer, in connection with and in recognition of the increased responsibilities associated with recruiting Mr. von Schuckmann (the “Cash Bonus Payments”). The Cash Bonus Payments are payable April 30, 2025 (the “Payment Date”), subject to continued employment on the Payment Date. Notwithstanding the foregoing, the Cash Bonus Payments would become payable if Mr. Roberts or Ms. Caljouw are terminated without cause prior to the Payment Date.

Item 7.01 Regulation FD Disclosure
A copy of the Company’s press release relating to the announcement described in Item 5.02, dated December 17, 2024, is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Sensata Technologies Holding plc Press Release, dated December 17, 2024
104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ David K. Stott
Date:	December 17, 2024	Name: David K. Stott
Title: Senior Vice President, General Counsel and Corporate Secretary

4